Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116834, 333-20539, No. 333-66347, No. 333-38346, No. 333-64054, No. 333-72466 and No. 333-100309) and Form S-3 (No. 333-118406) of Wild Oats Markets, Inc. of our report dated March 8, 2004, except for Note 2, as to which date is March 31, 2005, relating to the financial statements, which appears in this Annual Report on Form 10-K/A (Amendment No. 2) for the year ended January 1, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

March 31, 2005